Exhibit 99.1

HRAA APPOINTS EVAN McKEOWN AS CHIEF FINANCIAL OFFICER

Fast Growing Company Strengthens Executive Team with Addition of Experienced Finance and Accounting Executive

PLANTATION, FLORIDA – April 22, 2013 – Health Revenue Assurance Holdings Inc. (OTCBB: HRAA) (“HRAA”) a provider of technology and revenue integrity solutions for healthcare organizations, has announced the addition of financial industry veteran, Evan McKeown, as Chief Financial Officer (“CFO”).

As CFO, Mr. McKeown will be responsible for budgeting, financial reporting and public disclosure, personnel management, as well as helping to create and oversee the financial goals of HRAA.

Mr. McKeown has more than 25 years of experience in various financial roles and has served in the CFO capacity for more than half of this time. Prior to joining HRAA, Mr. McKeown worked at several companies that include: Perry Baromedical, a regulated medical device manufacturer and world leader in the manufacturing, installation and service of FDA approved Hyperbaric Oxygen Chambers, National Healing Corporation, a leader in providing comprehensive outpatient wound care centers and wound and disease management solutions for hospitals, and Applied Digital, a former public company that provides RFID identification and security technology for various consumer and commercial applications. At Applied Digital, he successfully orchestrated a $100 million restructuring deal. During his tenure at National Healing Corporation, Mr. McKeown gained relevant experience with healthcare coding and hospital contract negotiations.

“Evan has the right combination of leading companies in a financial capacity and working with organizations that serve the healthcare sector,” commented Andrea Clark, Chief Executive Officer of HRAA. “Mr. McKeown will add strength and experience to HRAA’s corporate finance initiatives and audit activities. Under his leadership, we are confident that we will continue to grow at an accelerated pace.”

“HRAA is uniquely positioned in the healthcare information management sector to provide not only top quality services and consultation, but best-in-breed technology products,” said Mr. McKeown. “I am confident that my experience serving healthcare organizations will be of value to HRAA and will contribute to the company’s continued growth.”

Mr. McKeown holds a Bachelor’s Degree in Business Administration from the University of Maine. He is a Certified Public Accountant.

About HRAA

HRAA (OTCBB: HRAA) is a leading provider of revenue integrity technology and services for healthcare organizations across the United States, interpreting data to ensure that healthcare is efficient and effective for everyone.  Founded in 2001 and based out of Plantation, FL, HRAA combines years of industry expertise with best-in-breed technology to create market leading business intelligence products and consulting services to improve the healthcare delivery experience for doctors, nurses and patients. HRAA offers a full suite of solutions needed to keep up with the ever-changing healthcare industry, which include: data analytics software, business intelligence technology, medical coding, auditing, education, revenue cycle consulting, and ICD-10 transition solutions. For more information please visit:  http://www.hraa.com

Caution Regarding Forward Looking Statements

Certain statements in this news release and such conference call are forward-looking, including (without limitation) expectations or guidance respecting customer contract expansion, growing revenues and profits through organic growth and acquisitions, attracting new business that will increase HRAA's revenues, continuing to maintain costs and consummating any transactions. Undue reliance should not be placed on such forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the company’s control. The company’s actual results, performance and trends could differ materially from those indicated or implied by such statements as a result of various factors, including (without limitation) the continued strengthening of HRAA's selling and marketing functions, continued customer satisfaction and contract renewal, new product development, continued availability of capable dedicated personnel, continued cost management, the success and availability of acquisitions, availability of financing and other factors, as well as by factors applicable to most companies such as general economic, competitive and other business and civil conditions. Information regarding certain of those and other risk factors and cautionary statements that could affect future results, performance or trends are discussed in HRAA's most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission from time to time. All of the company’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.

Media Contacts:
Danielle DeVoren / Taylor McGrann
KCSA Strategic Communications
212-896-1272 / 212-896-1253
ddevoren@kcsa.com / tmcgrann@kcsa.com

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